Exhibit 99.1

GAAP Reconciliation to Net Income

	FYE September 30,
(US$ millions)	2009E	2010E	2011E	2012E	2013E
EBITDA	$285	$332	$342	$358	$374
Growing Products Operations	20	0	0	0	0
Adjusted EBITDA	$305	$332	$342	$358	$374
Depreciation & Amortization	(60)	(59)	(59)	(59)	(59)
Interest expense	(146)	(138)	(117)	(121)	(107)
Growing Products Shutdown(1)	(34)	0	0	0	0
Growing Products Operations(2)	(20)	0	0	0	0
Tax expense	(16)	(47)	(58)	(62)	(73)
Net Income	$30	$88	$107	$115	$135
IPI Selic	8	0	0	0	0
Restructuring & related charges	(43)	(7)	(3)	(3)	(3)
Reorganization Items, net(3)	436	0	0	0	0
Growing Products Shutdown(4)	(31)	0	0	0	0
Interest Expense(5)	(20)	(20)	(20)	(20)	(20)
Tax expense(6)	12	2	1	1	1
GAAP Net Income (Loss)	$392	$63	$85	$94	$113

Notes:	(1) Includes Inventory Impairment and Hedges of $34 in 2009E.
(2) Represents loss from operations related to the Growing Products business from October 1, 2008 through March 29, 2009.
(3) Represents gain on cancellation of debt of $515, professional fees of $59, write off of deferred fees of $11 and provision for rejection of leases of $9.
(4) Represent remaining shutdown costs, PP&E and Intangible asset impairments, related to Growing Products.
(5) Represents remaining accrued interest associated with debt amortization.
(6) Assumes normalized effective tax rate of 35% on IPI Selic and Restructuring and related charges.

GAAP Reconciliation to Net Income (Monthly)

	FYE 2009
(US$ millions)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept
EBITDA	$14	$3	$25	$29	$31	$41	$26	$25	$45
Growing Products Operations	5	3	5	-	-	-	-	-	-
Adjusted EBITDA	$19	$6	$30	$29	$31	$41	$26	$25	$45
Depreciation & Amortization	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)
Interest expense	(12)	(1)	(2)	(2)	(2)	(2)	(45)	(11)	(11)
Growing Products Shutdown(1)	1	(0)	5	-	-	-	-	-	-
Growing Products Operations(2)	(5)	(3)	(5)	-	-	-	-	-	-
Tax expense	1	1	(8)	(8)	(8)	(12)	8	(3)	(10)
Net Income	$(2)	$(2)	$15	$14	$15	$22	$(16)	$6	$19
IPI Selic	0	1	1	0	0	1	0	0	0
Restructuring & related charges	(2)	(9)	(5)	(1)	(1)	(1)	(1)	(1)	(1)
Reorganization items, net (3)	-	-	(22)	(10)	(10)	(10)	489	-	-
Growing Products Shutdown(4)	(9)	(1)	0	-	-	-	-	-	-
Interest expense (5)	(8)	(14)	(5)	(8)	(8)	(10)	34	-	-
Tax expense (6)	1	3	2	0	0	0	0	0	0
GAAP Net Income (Loss)	$(20)	$(22)	$(15)	$(5)	$(3)	$2	$507	$5	$18

Notes:	(1) Includes Inventory Impairment and Hedges of $34 in 2009E.
(2) Represents loss from operations related to the Growing Products business from October 1, 2008 through March 29, 2009.
(3) Represents gain on cancellation of debt of $515, professional fees of $59, write off of deferred fees of $11 and provision for rejection of leases of $9.
(4) Represent remaining shutdown costs, PP&E and Intangible asset impairments, related to Growing Products.
(5) Represents remaining accrued interest associated with debt amortization.
(6) Assumes normalized effective tax rate of 35% on IPI Selic and Restructuring and related charges.